UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   June 15, 2006

DPL Inc.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1065 Woodman Drive, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On June 20, 2006, DPL Inc. (the “Company”) entered into a letter agreement pursuant to which Glenn E. Harder will serve as Non-Executive Chairman of the Board of Directors of the Company. In exchange for his services as Chairman of the Board, Mr. Harder will receive an annual retainer of $125,000 in addition to the same fees and payments paid to other directors for board service. A copy of the letter agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release announcing Mr. Harder’s election is attached hereto as Exhibit 99.1.

On June 15, 2006, the Company’s Compensation Committee approved the payment of a perquisite allowance in the amount of $20,000 to Robert D. Biggs in accordance with Section 3(d) of his Amended and Restated Employment Agreement, dated as of August 31, 2005 and the perquisite allowance policy in the Company’s new executive compensation and benefits program, as described in the Current Report on Form 8-K/A that the Company filed on March 2, 2006.

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits.

10.1	Letter Agreement between DPL Inc. and Glenn E. Harder, dated as of June 20, 2006.

99.1	Press Release, dated June 20, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc
Date: June 20, 2006

/s/ Miggie E. Cramblit
Name: Miggie E. Cramblit
Title:Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

10.1	Letter Agreement between DPL Inc. and Glenn E. Harder, dated as of June 20, 2006.	E

99.1	Press Release, dated June 20, 2006.	E